EXHIBIT 99.1

Allied Gaming & Entertainment Provides Updates Ahead of 2nd Quarter 2024 Earnings Release

New York, NY (August 13, 2024) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, announced today the following updates:

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Knighted Pastures LLC (“Knighted”), led by Roy Choi, is attempting to acquire control of AGAE without paying a control premium or constructively engaging with AGAE’s Board of Directors. Specifically, Knighted has nominated three individuals to AGAE’s Board for election at the Company’s 2024 Annual Meeting of Stockholders and is also purporting to attempt to remove for cause an additional three directors at the annual meeting, which the Company views as entirely without merit and detrimental to the interest of our stockholders. To further undermine the Company, Knighted has also undertaken litigation that AGAE has been forced to respond to, thereby causing the Company to incur significant and unnecessary costs that negatively impacted the Company’s financial performance.

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As a result of Knighted’s harmful actions, AGAE will record a one-time pre-tax expense of approximately $3 million for the second quarter of 2024, which will have a negative impact on our net income and EPS.

“AGAE is in a unique position with a cash balance that should be deployed cautiously and strategically to improve financial performance and enhance shareholder value, but unfortunately it is also vulnerable to a takeover attempt given this cash balance. While facing an activist shareholder who has refused to engage with the Board and the Company has been disappointing, rest assured that our board and management team remain even more committed to grow the Company and maximize shareholder value and we have full confidence in our strategic initiatives moving forward,” said Yinghua Chen, Chief Executive Officer of AGAE.

Allied Gaming & Entertainment plans to report its second quarter 2024 results soon and will announce the date of the Company’s earnings conference call ahead of the event.

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Forward Looking Statements
This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Important factors, among others, that may affect actual results or outcomes include: risks associated with the future direction or governance of the Company; our ability to execute on our strategic and business plans; the substantial uncertainties inherent in the acceptance of existing and future products and services; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; our inability to enter into one or more future acquisition or strategic transactions; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024, as amended by the Form 10-K/A filed with the SEC on April 29, 2024, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting of Stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting of Stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, filed with the SEC on April 29, 2024, which can be found through the SEC’s website at https://www.sec.gov/Archives/edgar/data/1708341/000092963824001652/a10k.htm#a_004. To the extent that there are changes to the direct or indirect interests of the Company’s securities by directors and executive officers, they will be set forth in SEC filings on Statements of Beneficial Ownership on Forms 3, 4 and 5. More detailed and updated information regarding the identity of these potential participants, and their direct or indirect interests in the Company, by security holdings or otherwise, will be set forth in the proxy statement for the 2024 Annual Meeting of Stockholders and other materials to be filed with the SEC.

Investor Contact:
Tyler Drew
Addo Investor Relations
ir@alliedgaming.gg